Exhibit 99.1

August 4, 2022

We are pleased to report our financial results for the second quarter and the first six months of 2022. Consolidated net income for the three months ended June 30, 2022, was $2.9 million, or $0.65 per share, compared to $3.0 million, or $0.67 cents per share, for the same period in 2021, and $5.4 million, or $1.20 per share, for the six months ended June 30, 2022, compared to $5.9 million, or $1.31 per share for the same period in 2021. Total assets were $1.2 billion as of June 30, 2022, compared to $1.1 billion as of June 30, 2021, an increase of $125.8 million, or 11.8%.
Key variances between the first six months of 2022 compared to the same period in 2021 were lower net gains on loan sales, lower SBA PPP fees, improved interest income,and lower interest expense and provision for loan losses. Net gains on loan sales decreased from $2.0 million in 2021 to $300 thousand in 2022. PPP loan fees decreased from $1.4 million in the first half of 2021 compared to $428 thousand for the same period of 2022. These were partially offset by an increase in interest income of $263 thousand and decreases of $584 thousand in interest expense and $225 thousand in the provision for loan losses. We expect the positive variance in interest income to persist and improve throughout the balance of the year.
Total loans outstanding as of June 30, 2022, were $823.0 million compared to $783.0 million as of June 30, 2021, an increase of $39.9 million, or 5.1%, net of $54 million of PPP loans that were forgiven by the SBA. This means we have been able to replace the $54 million in PPP loans yielding 1% with market rate loans, which was a great effort by our lending teams.
The funding of asset growth continues to be primarily from customer deposits which increased to $1.1 billion as of June 30, 2022, compared to $967.7 million as of June 30, 2021, an increase of $135.4 million, of 14.0%. The increase in customer deposits allowed for a reduction in wholesale funding of $7.2 million since June 30, 2021.
Much has occurred since the beginning of the year. Sadly, war broke out in Europe destabilizing the global economy. Inflation, caused by increased stimulus and exacerbated by tight labor markets and soaring energy costs, has forced the Federal Reserve to increase interest rates. Despite some predictions of recessionary times ahead, our asset quality metrics remain quite strong. Locally, our business community is seeing continued good demand for products and services. Universally, the biggest challenge our business community faces is attracting and retaining enough employees with which to operate. Our company is not immune to this issue, though we have had some recent success in recruiting, perhaps signaling that the tight labor market is easing.
We are in the middle of our region's important summer/fall tourism season and all reports indicate strong demand, though a bit lower than last year's record setting season. Construction of all types continues to be robust, with many contractors committed to projects spanning over the next few years. Loan demand for both commercial and residential lending remains strong. We remain cautiously optimistic for the balance of the year.
We are pleased to announce that the Board of Directors declared a cash dividend of $0.35 per share for the quarter payable August 4, 2022, to shareholders of record as of July 30, 2022.

Sincerely,

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact Kristy Adams Alfieri, Assistant Secretary at 802.888.0982 or contact our Transfer Agent at the address and phone number listed below:
TRANSFER AGENT:
Broadridge Corporate Issuer Solutions, Inc. P.O. Box 1342 Brentwood, NY 11717 866.321.8022 or 720.378.5956 E-mail: shareholder@broadridge.com
NASDAQ STOCK MARKET
Ticker Symbol: UNB Corporate Name: Union Bankshares, Inc. Corporate Address: 20 Lower Main Street P.O. Box 667 Morrisville, VT 05661-0667 Investor Relations: UBLocal.com

		Neil J. Van Dyke Chair	David S. Silverman President & Chief Executive Officer

About Union Bankshares
Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank’s and its holding company’s headquarters are located. Union Bank operates 18 banking offices, three loan centers and several ATMs throughout its geographical footprint.

Union Bank has been helping people buy homes and local businesses create jobs in area communities since opening its doors over 130 years ago. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in the lives of first time home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators. Additionally, Union Bank has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank has received an "Outstanding" rating for its compliance with the Community Reinvestment Act (CRA). An institution in this group has an excellent record of helping to meet the credit needs of its assessment area, particularly in low-and moderate income neighborhoods, in a manner consistent with its resources and capabilities.

Consolidated Balance Sheets (unaudited, in thousands)			Consolidated Statements of Income (unaudited, in thousands)					Union Bankshares, Inc.

								DIRECTORS	OFFICERS
								Neil J. Van Dyke - Chair	Neil J. Van Dyke - Chair
ASSETS	June 30, 2022	June 30, 2021	June 30, 2022		June 30, 2021	June 30, 2022	June 30, 2021	Timothy W. Sargent - Vice Chair	David S. Silverman - President & CEO

								Joel S. Bourassa	Karyn J. Hale - Chief Financial Officer
				(3 months ended)		(6 months ended)
								Dawn D. Bugbee	Timothy W. Sargent - Secretary
Cash and Due from Banks	$4,411	$4,952	Interest Income	$10,404	$9,898	$20,130	$19,398
								Nancy C. Putnam	Kristy Adams Alfieri - Assistant Secretary
								Gregory D. Sargent
Federal Funds Sold & Overnight Deposits	20,885	56,279	Interest Expense	733	979	1,496	2,080	David S. Silverman
			Net Interest Income	9,671	8,919	18,634	17,318	Janet P. Spitler
Interest Bearing Deposits in Banks	13,943	12,948
			Provision for Loan Losses	—	75	—	225
Investment Securities	262,827	159,275	Net Interest Income After Provision for Loan Losses	9,671	8,844	18,634	17,093	Union Bank	REGIONAL ADVISORY BOARD MEMBERS
Loans Held for Sale	3,820	42,149
			Trust Income	217	198	426	383	DIRECTORS
Loans, net	819,146	740,896	Noninterest Income	1,948	2,941	3,794	5,377	Neil J. Van Dyke - Chair	Michael R. Barrett - St. Johnsbury
								Timothy W. Sargent - Vice Chair	Steven J. Bourgeois - St. Albans
Reserve for Loan Losses	(8,340)	(8,505)	Noninterest Expenses:					Joel S. Bourassa	Andrew A. Dean - Northern NH
			Salaries & Wages	3,520	3,553	6,930	6,636	Dawn D. Bugbee	Stanley T. Fillion - Northern NH
Premises and Equipment, net	20,983	21,637						Mary K. Parent	Rosemary H. Gingue - St. Johnsbury
			Employee Benefits	1,295	1,203	2,600	2,372	Nancy C. Putnam	John M. Goodrich - St. Johnsbury
Accrued Interest & other Assets	54,238	36,506						Gregory D. Sargent	Christopher M. Knapp - Northern NH
								David S. Silverman	Coleen K. Kohaut - St. Albans
Total Assets	$1,191,913	$1,066,137	Occupancy Expense, net	462	527	989	1,004	Janet P. Spitler	Justin P. Lavely - St. Johnsbury
									Daniel J. Luneau - St. Albans
			Equipment Expense	934	872	1,850	1,670		Samuel H. Ruggiano - St. Albans
									Christine A. Sheley - Northern NH
									David S. Silverman - All
LIABILITIES & SHAREHOLDERS' EQUITY	June 30, 2022	June 30, 2021	Other Expenses	2,084	2,234	4,040	4,160
								Union Bank Offices (ATMs at all Branch Locations)
			Total	8,295	8,389	16,409	15,842
Noninterest Bearing Deposits	$337,140	$243,573
			Income Before Taxes	3,541	3,594	6,445	7,011	VERMONT
Interest Bearing Deposits	662,778	610,540
								Berlin	1028 US Route 302	802.476.0061
Time Deposits	103,135	113,567	Income Tax Expense	610	603	1,032	1,144	Fairfax	Jct. Routes 104 & 128	802.849.2600
								Hardwick	103 VT Route 15 West	802.472.8100
Borrowed Funds	—	7,164	Net income	$2,931	$2,991	$5,413	$5,867	Jeffersonville	5062 VT Route 15	802.644.6600
								Jericho	368 VT Route 15	802.899.7500
Subordinated Debentures and Notes	16,188	—	Earnings per share	$0.65	$0.67	$1.20	$1.31	Johnson	198 Lower Main Street	802.635.6600
								Lyndonville	183 Depot Street	802.626.3100
Accrued Interest & Other Liabilities	12,726	8,926	Book Value Per Share			$13.34	$18.37	Morrisville	20 Lower Main Street	802.888.6600
									65 Northgate Plaza	802.888.6860
Common Stock	9,940	9,916						Shelburne	5068 Shelburne Road	802.985.0250
								St. Albans	15 Mapleville Depot	802.524.9000
Additional Paid-in Capital	2,019	1,609						St. Johnsbury	Operations and Loan Center
Retained Earnings									364 Railroad Street	802.748.3131
	80,617	74,006							Branch
Accumulated Other Comprehensive (loss) Income	(28,399)	1,001							325 Portland Street	802.748.3121
								Stowe	47 Park Street	802.253.6600
								Williston	Branch
Treasury Stock at Cost	(4,231)	(4,165)							31 Market St	802.878.7900
									Loan Center
Total Liabilities & Shareholders' Equity	$1,191,913	$1,066,137							31 Market St	802.865.1000
Standby letters of credit were $1,805,000 and $2,425,000 at June 30, 2022 and 2021, respectively.								NEW HAMPSHIRE
								Groveton	3 State Street	603.636.1611
								Littleton	263 Dells Road	603.444.7136
									76 Main Street	603.444.5321
								Lincoln	135 Main Street	603.745.4000
								North Conway	Commercial Loan Center
									2541 White Mountain Hwy	603.662.9408